EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-44650 of MCB Financial Corporation on Form S-8 of our report dated January 12, 2001, appearing in this Annual Report on Form 10-KSB of MCB Financial Corporation for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP

San Francisco, California
March 28, 2001